EXHIBIT 3.1
                                                             -----------



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference of our report dated June 9, 2003, included in this Annual Report on Form 11-K of SOS Staffing Services, Inc. 401(k) Plan for the year ended December 31, 2002, in the previously filed Registration Statements on Form S-8, File Nos. 33-96362 and 333-1422, of SOS Staffing Services, Inc.



/s/ Wisan, Smith, Racker & Prescott, LLP

Salt Lake City, Utah
June 30, 2003